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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                             CURRENT REPORT PURSUANT
                          TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


      Date of Report (Date of earliest event reported): February 21, 2001
                                                        ------------------



                            SCOTT'S LIQUID GOLD-INC.
             ------------------------------------------------------
             (Exact name of Registrant as Specified in its Charter)


                                    Colorado
                 ----------------------------------------------
                 (State or Other Jurisdiction of Incorporation)


              0-12343                                84-0920811
     ------------------------           ---------------------------------
     (Commission File Number)           (IRS Employer Identification No.)


           4880 Havana Street, Denver CO                           80239
     ----------------------------------------                    ----------
     (Address of Principal Executive Offices)                    (Zip Code)


                                 (303) 373-4860
                         -------------------------------
                         (Registrant's Telephone Number)

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ITEM 5. OTHER EVENTS.

     On February 21, 2001, the Board of Directors of Scott's Liquid Gold-Inc. (the "Company") declared a dividend of one purchase right (a "Right") for every outstanding share of the Company's common stock, $.10 par value ("Common Stock"), payable to stockholders of record at the close of business on March 2, 2001 (the "Dividend Record Date"). The terms of the Rights are set forth in a Shareholder Rights Agreement dated as of February 21, 2001 (the "Rights Agreement") between the Company and Wells Fargo Bank Minnesota, N.A., as Rights Agent (the "Rights Agent"), a copy of which has been filed as an exhibit to the Company's Registration Statement on Form 8-A filed on February 22, 2001. The Rights Agreement provides for the issuance of one Right for every share of Common Stock issued and outstanding on the Dividend Record Date and for each share of Common Stock that is issued or sold after that date and prior to the "Distribution Date" (as defined below).

     The summary description of the Rights set out below does not purport to be complete, and is qualified in its entirety by reference to the Rights Agreement, as the same may be amended from time to time, which is incorporated herein by reference.

     Each Right entitles the holder to purchase from the Company one share of Common Stock at a price of $8.00 per share, subject to adjustment. The Rights will expire on February 21, 2011 (the "Expiration Date"), or upon the earlier redemption of the Rights, and are not exercisable until the Distribution Date.

     No separate certificates representing the Rights will be issued at the present time. Until the Distribution Date (or earlier redemption or expiration of the Rights):

     (i) the Rights will be evidenced by the Common Stock certificates and will be transferred with and only with such Common Stock certificates;

     (ii) new Common Stock certificates issued after the Dividend Record Date upon transfer or new issuance of the Company's Common Stock will contain a notation incorporating the Rights Agreement by reference; and

     (iii) the surrender for transfer of any of the Company's Common Stock certificates will also constitute the transfer of the Rights associated with the Common Stock represented by such certificate.

     The Rights will separate from the Common Stock, and certificates representing the Rights will be issued, on the Distribution Date. Unless otherwise determined by a majority of the Board then in office, the Distribution Date will occur (in general) on the earlier of (i) the tenth business day following the later of (A) the date of a public announcement that a person, including affiliates or associates of such person, but excluding Mark E. Goldstein, Chairman of the Board, Chief Executive Officer and President of the Company, affiliates of Mr. Goldstein and certain of their transferees (as the term "Goldstein Group" is defined in the Rights Agreement) (an "Acquiring Person"), except as described below, has acquired or obtained the right to acquire, beneficial ownership of 15% or more of the outstanding shares of Common Stock, or (B) the date on which an executive officer of the Company has actual knowledge that an Acquiring Person became such (the later being, the "Stock Acquisition Date"), or (ii) the tenth business day following commencement of a tender offer or exchange offer that would result in

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any person, together with its affiliates and associates, becoming the beneficial owner of 15% or more of the Company's outstanding Common Stock. In any event, the Board may delay the distribution of the certificates. After the Distribution Date, separate certificates evidencing the Rights ("Rights Certificates") will be mailed to holders of record of the Company's Common Stock as of the close of business on the Distribution Date and thereafter, such separate Rights Certificates alone will evidence the Rights.

     If, at any time after the Board declares the Rights dividend, any person or group of affiliated or associated persons (other than the Company, affiliates of the Company and the Goldstein Group) shall become an Acquiring Person, each holder of a Right will have the right to receive shares of the Company's Common Stock (or, in certain circumstances, cash, property or other securities of the Company) having a market value of two times the exercise price of the Right. For example, if the exercise price is $8.00, the holder of each Right would be entitled to receive $16.00 in market value of the Company's Common Stock for $8.00. Also, in the event that at any time after the Stock Acquisition Date, the Company is acquired in a merger or other business combination, or if more than 25% of its assets or earning power are sold (other than inventory and assets in the ordinary course of business), each holder of a Right would have the right to exercise such Right and thereby receive common stock of the acquiring company with a market value of two times the exercise price of the Right. Thus, if the exercise price is $8.00, the holder of each Right would be entitled to receive $16.00 in market value of the acquiring company's common stock upon payment of the $8.00. Following the occurrence of any of the events described in this paragraph, any Rights that are, or (under certain circumstances specified in the Rights Agreement) were, beneficially owned by any Acquiring Person or Disqualified Transferee shall immediately become null and void.

     The Board may, at its option, at any time after any person becomes an Acquiring Person, exchange all or part of the then outstanding and exercisable Rights for shares of Common Stock (or other securities of the Company equivalent in value to such shares of Common Stock) at an exchange ratio of one share of Common Stock (or other such consideration) per Right, appropriately adjusted to reflect any stock split, stock dividend or similar transaction occurring after the date of declaration of the Rights dividend (such exchange ratio being hereinafter referred to as the "Exchange Ratio"). The Board, however, may not effect an exchange at any time after any person (other than (i) the Company, (ii) any subsidiary of the Company, (iii) the Goldstein Group, or (iv) any employee benefit plan of the Company or any such subsidiary or any entity holding Common Stock for or pursuant to the terms of any such plan), together with all affiliates of such person, becomes the beneficial owner of 50% or more of the Common Stock then outstanding. Immediately upon the action of the Board ordering the exchange of any Rights and without any further action and without any notice, the right to exercise such Rights will terminate and the only right thereafter of a holder of such Rights will be to receive that number of shares of Common Stock equal to the number of such Rights held by the holder multiplied by the Exchange Ratio.

     The exercise price of the Rights, and the number of shares of Common Stock or other consideration issuable upon exercise of the Rights, are subject to adjustment from time to time to prevent dilution (i) in the event of a stock dividend on, or a subdivision, combination, reclassification or recapitalization of, the Common Stock, (ii) upon the grant to holders of the Common Stock of certain rights or warrants to subscribe for shares of the Common Stock or

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convertible securities at less than the current market price of the Common Stock or (iii) upon the distribution to holders of the Common Stock of evidences of indebtedness or assets (excluding cash dividends paid out of the earnings or retained earnings of the Company and certain other distributions) or of subscription rights or warrants (other than those referred to above).

     With certain exceptions, no adjustments in the exercise price of the Rights will be required until cumulative adjustments equal at least 1% in such price.

     At any time prior to the earlier of (i) the Distribution Date or (ii) the close of business ten years after the Rights Agreement becomes effective (the "Expiration Date"), the Company, by a majority vote of the Board then in office, may redeem the Rights at a redemption price of $.01 per Right (the "Redemption Price"), as described in the Rights Agreement. Immediately upon the action of the Board electing to redeem the Rights, the right to exercise the Rights will terminate and the only right of the holders of Rights will be to receive the Redemption Price.

     Until a Right is exercised, the holder thereof, as such, will have no rights as a stockholder of the Company, including, without limitation, the right to vote or to receive dividends.

     Neither the distribution of the Rights nor the subsequent separation of the Rights on the Distribution Date will be a taxable event for the Company or its stockholders. Holders of Rights may, depending upon the circumstances, recognize taxable income upon the occurrence of certain Rights triggering events including a tender offer for 15% or more of the Common Stock or a person or group attaining beneficial ownership of 15% or more of the Common Stock (collectively, "Common Stock Events"). In addition, holders of Rights may have taxable income as a result of (i) an exchange by the Company of shares of Common Stock for Rights as described above or (ii) certain anti-dilution adjustments made to the terms of the Rights after the Distribution Date. A redemption of the Rights would be a taxable event to holders.

     The Rights Agreement may be amended by the Board at any time prior to the Distribution Date without the approval of the holders of the Rights. From and after the Distribution Date, the Rights Agreement may be amended by the Board without the approval of the holders of the Rights in order to cure any ambiguity, to correct any defective or inconsistent provisions, to change any time period for redemption or any other time period under the Rights Agreement or to make any other changes that do not adversely affect the interests of the holders of the Rights (other than any Acquiring Person or its affiliates or associates or their transferees).

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS.

     The following exhibits are filed with this Report:

     Exhibit No.                        Document
     -----------                        --------
         2          Shareholder Rights Agreement dated as of February 21, 2001 by and between Scott's Liquid Gold-Inc. and Wells Fargo Bank
                    Minnesota, N.A., as Rights Agent, which includes the form of
                    Rights Certificate as Exhibit A and the Summary of Rights as
                    Exhibit B (incorporated by reference to Exhibit 2 to the

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

                    Company's registration statement on Form 8-A filed on February 22, 2001).

        99          Press Release of Scott's Liquid Gold-Inc. dated February 22,
                    2001 concerning the Shareholder Rights Plan.


                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Date: February 22, 2001             SCOTT'S LIQUID GOLD - INC.


                                    By: /s/ Mark E. Goldstein
                                       -----------------------------------------
                                       Mark E. Goldstein, Chairman of the Board,
                                             Chief Executive Officer and
                                                     President


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                                 EXHIBIT INDEX

Exhibit No.                        Document
-----------                        --------
     2         Shareholder Rights Agreement dated as of February 21, 2001 by and between Scott's Liquid Gold-Inc. and Wells Fargo Bank Minnesota,
               N.A., as Rights Agent, which includes the form of Rights
               Certificate as Exhibit A and the Summary of Rights as Exhibit B
               (incorporated by reference to Exhibit 2 to the Company's
               registration statement on Form 8-A filed on February 22, 2001).

    99 Press Release of Scott's Liquid Gold-Inc. dated February 22, 2001 concerning the Shareholder Rights Plan.



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